Exhibit 99.1

Arrow Electronics Signs Definitive Agreement to Acquire LOGIX S.A. from Groupe OPEN

MELVILLE, N.Y.--(BUSINESS WIRE)--Arrow Electronics, Inc. (NYSE:ARW) today announced that its proposed acquisition of LOGIX S.A. (“LOGIX”), a subsidiary of Groupe OPEN, was approved by the LOGIX works council and the company has signed a definitive agreement pursuant to which Arrow will purchase 100 percent of the shares of LOGIX. Arrow anticipates the acquisition will be immediately accretive to earnings by $.02 to $.04 in the first 12 months. The transaction is subject to customary European Union competition clearance.

“LOGIX is a natural complement to our existing Enterprise Computing Solutions business with its focus on the fast growing mid-market and its best-in-class portfolio of solutions. This transaction will expand our pan-European footprint and almost double our line card, as well as strengthen existing relationships with key suppliers. We will gain an experienced management team and 350 highly talented sales, marketing and design professionals, while LOGIX will obtain access to increased financial and technical resources, and a more comprehensive suite of solutions for its reseller partners,” said William E. Mitchell, chairman, president and chief executive officer.

LOGIX is a leading value-added distributor of midrange servers, storage, and software in 11 European countries with annual gross revenues of approximately 500 million euros. Headquartered in Courbevoie, France, LOGIX has operations in France, Belgium, Luxembourg, Morocco, Poland, the Netherlands, Israel, Denmark, Finland, Sweden, and Norway, bringing Arrow Enterprise Computing Solutions’ global reach to 28 countries. Through approximately 500 employees, LOGIX provides a full range of value-added distribution services, including demand creation, integration, technical training, financing, marketing and logistics, to over 6,500 partners.

Arrow Electronics (www.arrow.com) is a global provider of products, services and solutions to industrial and commercial users of electronic components and enterprise computing solutions. Headquartered in Melville, New York, Arrow serves as a supply channel partner for approximately 700 suppliers and 140,000 original equipment manufacturers, contract manufacturers and commercial customers through a global network of more than 300 locations in 50 countries and territories.

Safe Harbor

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release includes forward-looking statements, including statements addressing future financial results. These statements are subject to a number of risks and uncertainties that could cause actual results or facts to differ materially from such statements for a variety of reasons including, but not limited to: industry conditions, the company’s implementation of its new global financial system and the company’s planned implementation of its new enterprise resource planning system, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global ECS markets, changes in relationships with key suppliers, increased profit margin pressure, the effects of additional actions taken to become more efficient or lower costs, the company’s ability to generate additional cash flow and the other risks described from time to time in the company’s reports to the Securities and Exchange Commission (including the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q). Forward-looking statements are those statements, which are not statements of historical fact. These forward-looking statements can be identified by forward-looking words such as "expects," "anticipates," "intends," "plans," "may," "will," "believes," "seeks," "estimates," and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.

CONTACT:
Arrow Electronics, Inc.
Sabrina N. Weaver, 631-847-5359
Director, Investor Relations
or
Paul J. Reilly, 631-847-1872
Senior Vice President & Chief Financial Officer
or
Media:
Jacqueline F. Strayer, 631-847-2101
Vice President, Corporate Communications